EXHIBIT 21
                Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

                                  State or
                                 country of    Percentage
                               incorporation   of voting
Subsidiaries:                 or organization  securities  Owned by
------------                  ---------------  ----------  --------

Modine Aftermarket
  Holdings, Inc.              North Carolina      100%     Registrant
Modine of Puerto Rico, Inc.   Delaware            100%     Registrant
Modine of Canada, Ltd.        Ontario, Canada     100%     Registrant
Modine Export Sales Corp.     Barbados            100%     Registrant
Modine, Inc.                  Delaware            100%     Registrant
Modine Handelsgesellschaft
  mbH                         Austria             100%     Registrant
Modine Holding GmbH           Germany             100%     Modine, Inc.
TRT Heating Products, Inc.    Rhode Island        100%     Registrant
Industrial Airsystems, Inc.   Minnesota           100%     Registrant
NRF BV ("NRF")                The Netherlands     100%     Modine, Inc.
Modine Heat Transfer, Inc.    Michigan            100%     Registrant
Modine Transferencia de
  Calor, SA de CV             Mexico             99.6%     Modine, Inc.<F1>
Skopimex BV                   The Netherlands     100%     NRF
NRF France SarL               France              100%     NRF
NRF AS                        Denmark             100%     NRF
NRF BvbA                      Belgium             100%     NRF
NRF Ltd.                      England             100%     NRF
NRF GmbH                      Austria             100%     NRF
NRF GmbH                      Germany             100%     NRF
NRF SP ZOO                    Poland              100%     NRF
Austria Warmetauscher GmbH    Austria             100%     Registrant
Langerer & Reich GmbH
  ("L&R")                     Germany             100%     Modine Holding GmbH
Modine GmbH                   Germany             100%     Modine Holding GmbH
Langerer & Reich
  Automobiltechnik GmbH       Germany             100%     Modine Holding GmbH
Hungaro Langerer Gep. Kft.    Hungary             100%     Modine Holding GmbH
Modine Asia K.K.              Japan               100%     Registrant
Modine Uden B.V.              The Netherlands     100%     Modine Holding GmbH
Modine S.r.l.                 Italy               100%     Modine Holding GmbH
Radiadores Montana S.A.       Spain               100%     NRF
Radman, Inc.                  Michigan            100%     Registrant
Modine Foundation, Inc.       Wisconsin           100%     Registrant
Signet Systems, Inc.          Kentucky            100%     Registrant
Modine Manufacturing Company
  Foundation, Inc.            Wisconsin           100%     Registrant
Manufactura Mexicana de
  Partes de Automoviles,
  S.A. ("Mexpar")             Mexico              100%     Registrant<F2>
Signet Systems GmbH           Germany             100%     Signet Systems, Inc.

<F1>   Balance of voting securities held by the Registrant.
<F2>   One share certificate of Mexpar is held by Modine, Inc.